UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No. )
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010
SYNCHRONOSS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52049	06-1594540

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

750 Route 202 South, Suite 600, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 620-3940
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On November 17, 2010, Synchronoss Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 3,775,000 shares by the Company and 483,042 shares by certain selling stockholders of the Company’s common stock, $.0001 par value per share (the “Common Stock”), at a public offering price of $25.40 per share. The offering is scheduled to close on November 23, 2010, subject to customary closing conditions. The Company has granted the underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 638,706 additional shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-164919) previously filed with the Securities and Exchange Commission (the “Commission”), as further amended and supplemented by subsequent filings. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.
     On November 17, 2010, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 17, 2010.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

99.1	Press Release issued by Synchronoss Technologies, Inc. dated November 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.
Date: November 18, 2010	By:	/s/ Stephen G. Waldis
Stephen G. Waldis
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 17, 2010.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

99.1	Press Release issued by Synchronoss Technologies, Inc. dated November 17, 2010.